Exhibit 99.B(d)(2)

Amended and Restated

Schedule A

to the Investment Advisory Agreement

between

SEI Daily Income Trust

and

SEI Investments Management Corporation

As of March 17, 2003, as amended

November 1, 2004

Money Market Fund

Prime Obligation Fund

Government Fund

Government II Fund

Treasury Fund

Treasury II Fund

Federal Securities Fund

Short-Duration Government Fund

Intermediate-Duration Government Fund

GNMA Fund

Corporate Daily Income Fund

Treasury Securities Daily Income Fund

Agreed and Accepted:

SEI Daily Income Trust		SEI Investments Management Corporation

By:	/s/ Sofia A. Rosala	By:	/s/ Timothy D. Barto

Attest:	/s/ James Ndiaye	Attest:	/s/ C. L. Johnson

Amended and Restated Schedule B

to the Investment Advisory Agreement

between

SEI Daily Income Trust

and

SEI Investments Management Corporation

as of March 17, 2003, as amended

November 1, 2004

Pursuant to Article 4, the Trust shall pay the Adviser compensation at an annual rate as follows:

0.075% on the first $500 million of assets and 0.02% on the assets in excess of $500 million.  The fee will be calculated based on the combined assets of the following Funds managed by the Adviser:

Money Market Fund

Prime Obligation Fund

Government Fund

Government II Fund

Treasury Fund

Treasury II Fund

Federal Securities Fund

0.10% up to $500 million; 0.075% between $500 million and $1 billion; and 0.05% over $1 billion.  The fee will be calculated based on the combined assets of the following Funds managed by the Adviser:

Short-Duration Government Fund

Intermediate-Duration Government Fund

GNMA Fund

0.10% up to $500 million; 0.075% between $500 million and $1 billion; and 0.05% over $1 billion.  The fee will be calculated based on the combined assets of the following Funds managed by the Adviser:

Corporate Daily Income Fund

Treasury Securities Daily Income Fund

Agreed and Accepted:

SEI Daily Income Trust		SEI Investments Management Corporation

By:	/s/ Sofia A. Rosala	By:	/s/ Timothy D. Barto

Attest:	/s/ James Ndiaye	Attest:	/s/ C. L. Johnson